Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, California Trust 223 (Insured), New Jersey Trust 184 and Pennsylvania Trust 137:

We consent to the use of our report dated June 29, 2006, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

New York, New York

June 29, 2006